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EXHIBIT 10.2

                               AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT is made between VOIP Technology Inc. (formerly Trader Secrets.com) (the "Parent"), a Nevada corporation, National Lighting Corporation (the "Subsidiary"), a British Columbia corporation, Bob Fraser, and Bill Grossholz (the "Sellers").

WHEREAS the parties entered into an agreement dated February 2, 2000, whereby the Parent acquired 100% of the Subsidiary (the "Original Agreement");

WHEREAS neither of the Sellers or the Parent have been able, despite best efforts, to raise the capital needed to fulfill Section 5 of the Original Agreement and carry out the business objectives of the Subsidiary;

WHEREAS the Sellers have not delivered audited financial statements required under Section 11 of the Original Agreement within 120 days, thereby preventing the Parent from filing a registration statement with the SEC; and

WHEREAS the parties intend to modify the Original Agreement hereby to facilitate a reorganization of the Parent rather than terminate the Original Agreement altogether.

NOW THEREFORE, in consideration of the promises and mutual covenants, agreements and provisions hereinafter contained, the parties hereto do hereby adopt a plan of reorganization and agree as follows:

1. OFFICERS. Bob Fraser will be President of the Subsidiary and Bill Grossholz will be Chief Financial Officer. Neither Seller will hold any office in Parent. David Mitchell and Bill Grossholz will not be appointed to the Board of Parent.

2. CORPORATE NAMES. Parent will be renamed Whistler Technologies Corp., or such similar name in the discretion of the board if it is not available, and Subsidiary will be renamed VOIP Technologies Inc., or such similar name in the discretion of the Board if it is not available.

3. ESCROW SHARES. The escrow shares described in Section 4 of the Original Agreement will not be issued until they are earned out in accordance with the formula in the Original Agreement of one share per Canadian dollar of revenue earned by the Subsidiary. This earn-out formula will not be affected by any stock splits either one way or the other.

4. CONSOLIDATION The Sellers agree to a consolidation of issued and outstanding shares on a 20 for 1 basis.

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5. FINANCIAL STATEMENTS. If, for whatever reason, an audit opinion cannot be obtained for the Subsidiary by December 15, 2000, then the Original Agreement will be Terminated and all shares payable thereunder will be cancelled.

6. ORIGINAL AGREEMENT. Except for the amendments made herein the remainder of the Original Agreement remains in full force.

DATED this 31st day of October, 2000.

VOIP TECHNOLGY INC.                         NATIONAL LIGHTING CORPORATION


/s/ Rob Harrison                            /s/ Bob Fraser
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Rob Harrison, Sole Director                 Bob Fraser, President



/s/ Bob Fraser                             /s/ Bill Grossholz
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Bob Fraser, Individually                   Bill Grossholz, Individually